Exhibit 10.1.35

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE

CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

INTERIM AGREEMENT REGARDING IN-FLIGHT

CONNECTIVITY AND ENTERTAINMENT SERVICES

This Interim Agreement (this “Agreement) is made and entered into effective December 1, 2015 (the “Effective Date”) by and among American Airlines, Inc. (“American” or “AA”), US Airways, Inc. (“US”) and Gogo LLC (“Gogo”). Each of American, US and Gogo may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Gogo installs equipment and provides in-flight connectivity and entertainment services on certain aircraft operated or to be operated in the future by American and US pursuant to (i) that certain Third Amended and Restated In-Flight Connectivity Services Agreement, dated as of September 13, 2012, between Gogo and AA (as amended by Amendment One to Third Amended and Restated In-Flight Connectivity Services Agreement, dated as of September 13, 2012, and Amendment Two to Third Amended and Restated In-Flight Connectivity Services Agreement, dated as of May 30, 2014, and Amendment Three to Third Amended and Restated In-Flight Connectivity Services Agreement, dated as of February 1, 2015) (collectively the “Original AA Agreement”), (ii) that certain In Flight Connectivity Services Agreement, dated as of September 13, 2012, between Gogo and AA (as amended to date, the “Apollo Agreement,” and collectively with the Original AA Agreement, the “AA Agreements”), and (iii) that certain Amended and Restated In Flight Connectivity Services Agreement, dated as of March 14, 2012, between Gogo and US (as amended to date, the “US Agreement,” and collectively with the AA Agreements, the “Connectivity Agreements”).

WHEREAS, following the December 2013 merger of their parent corporations, American and US have to date continued to operate as separate airlines and remain the separate contractual obligors under the AA Agreements and the US Agreement, respectively; and

WHEREAS, American and US have combined their operations and begun operating as one airline under one FAA operating certificate; and

WHEREAS, the Parties wish for a variety of reasons, including without limitation ease of reference and operating efficiencies, to combine the AA Agreements and the US Agreement into one agreement (the “Unified Agreement”) and have begun to negotiate the terms thereof with the goal of executing the Unified Agreement promptly upon completion of the American/ US legal combination; and

WHEREAS, pending execution of the Unified Agreement, the Parties wish to implement certain agreed upon changes to key commercial terms set forth in the AA Agreements and/or the US Agreement, which terms will be included in the Unified Agreement, and to memorialize their agreement with respect to negotiation and completion of the Unified Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, American, US and Gogo agree as follows:

1. Unified Commercial Terms. As of the Effective Date, the following terms shall take effect:

a.	[***], as set forth in the penultimate paragraph of Section 11.5 of the Original AA Agreement and clause (i) of the last paragraph of Section 11.6 in the Apollo Agreement, will cease to be of any force and effect.

b.	Any amounts payable by US to Gogo under the US Agreement shall be due and payable [***] following the issuance of Gogo’s invoice.

c.	[***]

d.	[***]

e.	In place of its existing take rate reporting obligations under the Connectivity Agreements, Gogo shall provide a single take rate report for both AA and US, itemized as follows: (i) overall take rate (across all aircraft covered by the Connectivity Agreements); (ii) mainline take rate (combining AA MD80, B757, B737, A321, A321T, A319 Retrofit A/C (as defined in the AA Agreements) with US A319, A321, A320, E190 Equipped A/C (as defined in the US Agreement)); and (iii) Regional take rate (combining all AA and US CRJ900, E170 & 175 Retrofit A/C (as defined in the AA Agreements) and Equipped A/C (as defined in the US Agreement), as the case may be).

f.

The attached Exhibit A describes the agreed-upon terms of the maintenance and spares programs and, effective on December 1, 2015 (the “Initial Cutover Date”), shall supersede Exhibit G to each of the AA Agreements with respect to the following Retrofit A/C: (i) under the Original Agreement, all Retrofit A/C in the

Transcon Fleet, the Initial 737 Fleet, the Subsequent 737 Fleet, the Growth Fleet, the MD Fleet, the 757 Fleet, the Initial Regional Jet Fleet and the Retrofit A/C in the Subsequent Regional Jet Fleet set forth in Sections B, D, E, F and H of Exhibit A-6 to the Original AA Agreement, and (ii) all Retrofit A/C under the Apollo Agreement ((i) and (ii) collectively, the “Cutover Fleet”).

[***] The parties agree and acknowledge that transitioning the maintenance and spares program shall occur over time in accordance with the following schedule:

[***]

and that the foregoing schedule is subject to change until such transition is complete. AA shall notify Gogo of any schedule changes as soon as reasonably practicable after deciding on the same, and Gogo shall use reasonable efforts to accommodate and adjust to any such schedule changes. [***]

g.	The following shall be added after the words “Installation Guidelines” in Section 16.2(v) of both AA Agreements: “or the maintenance guidelines included in the Documentation.”

h.	[***]

2. Negotiation and Execution of Definitive Agreement. The Unified Agreement will contain the terms set forth in Section 1 above and such other terms on which the Parties agree.

3. Final Agreement. This Agreement supersedes the Connectivity Agreements with respect to the terms agreed upon in Section 1 above. Except to the extent so superseded, the Connectivity Agreements remain in full force and effect. Neither the execution and delivery of this Agreement, nor the performance by the Parties hereunder, shall constitute a waiver or release by any Party of any claim, demand or cause of action that any such Party may have against any other Party under any of the Connectivity Agreements.

4. Term. This Agreement shall remain in full force and effect until the first to occur of (a) execution and delivery of the Unified Agreement and (b) expiration or termination of the last of the three Connectivity Agreements to remain in effect.

5. Amendment. This Agreement may be amended only by written agreement of the Parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

GOGO LLC

By:	/s/ Norman Smagley
Title: EVP and CFO

AMERICAN AIRLINES, INC.

By:	/s/ Spencer Dickinson
Title: Managing Director, Procurement

US AIRWAYS, INC.

By:	/s/ Craig Harry
Title: Managing Director, Supply Chain

EXHIBIT A

MAINTENANCE SERVICES

During the Warranty Period, the parties will provide maintenance services as set forth below on (i) the Cutover Fleet (as such term is defined in the Interim Agreement, dated December 1, 2015, between Gogo, AA and US Airways), and (ii) such additional Retrofit A/C as Gogo and AA may agree upon from time to time in accordance with the AA Agreements. For avoidance of doubt, Gogo will not perform any maintenance on or inside the aircraft that involves touch labor except as set forth below.

1)	[***]

Attachment 1

Gogo Spare Parts for Retrofit A/C other than the Regional Jet Fleet

[***]

Attachment 2

Gogo Spare Parts for the Regional Jet Fleet

[***]